EXHIBIT 23(ii)

                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Optionable, Inc. on Form SB-2 of our report dated September 1, 2004, relating to the financial statements of Optionable, Inc. as of December 31, 2003 and for the years ended December 31, 2003 and 2002 appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Sherb & Co., LLP
New York, NY
December 22, 2004